As filed pursuant to Rule 424(b)(3)
Registration No. 333-291543
PROSPECTUS
LOCAL BOUNTI CORPORATION
Up to 5,352,902 Shares of Common Stock
Issuable Upon Conversion of the Convertible Note and
Up to 550,000 Shares of Common Stock
Issuable Upon Exercise of the Common Stock Purchase Warrant
This prospectus relates to the resale from time to time, by the selling stockholder (which term as used in this prospectus includes its transferees, pledgees, distributees, donees and successors-in-interest) identified in this prospectus under the caption “Selling Stockholder,” of up to 5,352,902 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the conversion of the Convertible Note (as defined below) (the “Conversion Shares”) and up to 550,000 shares of our Common Stock issuable upon the exercise of the Common Stock Purchase Warrant (as defined below) (the “Warrant Shares”).
The selling stockholder acquired the Convertible Note and the Common Stock Purchase Warrant in a private placement (the “Private Placement”) pursuant to a Convertible Note and Warrant Purchase Agreement (“Purchase Agreement”), dated as of August 1, 2025, by and between Local Bounti and the selling stockholder. The Purchase Agreement provided for the purchase, sale and issuance of (i) a convertible note with an initial principal balance of $10.0 million and an initial conversion price of $2.50 per share of Common Stock (the “Convertible Note”) and (ii) a common stock purchase warrant (the “Common Stock Purchase Warrant”) pursuant to which the selling stockholder has the right to purchase and acquire up to 550,000 Warrant Shares. Conversion of the full initial principal amount of the Convertible Note would result in the issuance of up to 4,000,000 shares of Common Stock if converted at $2.50 per share, which amount is subject to increase by any PIK Interest (as defined herein) that is added to the outstanding principal under the terms of the Convertible Note. Conversion of the full initial principal amount of the Convertible Note, increased by the maximum payment of PIK Interest that may be made during the term of the Convertible Note, would result in the issuance of up to 5,352,902 Conversion Shares at $2.50 per share.
On October 14, 2025, the Company obtained approval by the Company’s stockholders to issue the Conversion Shares and the Warrant Shares in excess of 1% of the issued and outstanding Common Stock on the date of the Purchase Agreement for purposes of complying with the rules of the New York Stock Exchange.
We are registering the securities described above for resale on behalf of the selling stockholder pursuant to the selling stockholder’s registration rights under the Purchase Agreement and the Investor Rights Agreement (the “Investor Rights Agreement”), dated as of March 31, 2025, by and among Local Bounti and the investors named therein. Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholder will issue, offer or sell, as applicable, any of the securities. The selling stockholder may, from time to time, offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the selling stockholder. See “Use of Proceeds” beginning on page 8 and “Plan of Distribution” beginning on page 9 of this prospectus for more information.
We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
Our Common Stock is listed on the New York Stock Exchange under the symbol “LOCL.” On November 13, 2025, the closing price of our Common Stock was $2.46 per share.
INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERRED TO UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 8, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the selling stockholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the shares of Common Stock offered by the selling stockholder under this prospectus.
Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor the selling stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in (i) Item 1A, “Risk Factors” of Local Bounti’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025 and any updates to those factors set forth in Local Bounti’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and (ii) any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
We are registering the securities described above for resale on behalf of the selling stockholder pursuant to the selling stockholder’s registration rights under the Purchase Agreement and the Investor Rights Agreement. Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholder will issue, offer or sell, as applicable, any of the securities. The selling stockholder may, from time to time, offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “anticipate,” “believe,” “continue,” “estimate,” “intend,” “may,” “plan,” “project,” “forecast,” “seek,” “should,” “target,” “will,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitations, statements regarding our ability to raise capital in the future, future financial performance, business strategies including future acquisitions, expansion plans including construction of future facilities, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:
•Local Bounti’s ability to continue as a going concern and the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all;
•Local Bounti’s ability to generate significant revenue;
•restrictions and covenants contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc. and Local Bounti’s ability to comply therewith;
•the risk that the concentrated ownership of our common stock will prevent other stockholders from influencing significant decisions;
•the risk that Local Bounti may never achieve or sustain profitability;
•the risk that Local Bounti could fail to effectively manage its future growth;
•Local Bounti’s ability to complete the build out of its current or additional facilities in the future;
•Local Bounti’s reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices;
•Local Bounti’s ability to scale its operations and decrease its cost of goods sold over time;
•the potential for damage to or problems with Local Bounti’s facilities;
•the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti’s business, financial condition, and results of operations;
•unknown liabilities that may be assumed in acquisitions;
•Local Bounti’s ability to attract and retain qualified employees;
•Local Bounti’s ability to develop and maintain its brand or brands;
•Local Bounti’s ability to achieve its sustainability goals;
•Local Bounti’s ability to maintain its company culture or focus on its vision as it grows;
•Local Bounti’s ability to execute on its growth strategy;

•the risk of diseases and pests destroying crops;
•Local Bounti’s ability to compete successfully in the highly competitive markets in which it operates;
•Local Bounti’s ability to defend itself against intellectual property infringement claims or other litigation;
•Local Bounti’s ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations;
•changes in consumer preferences, perception, and spending habits in the food industry;
•the risk that seasonality may adversely impact Local Bounti’s results of operations;
•Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due;
•Local Bounti's ability to comply with the continued listing requirements of the New York Stock Exchange or timely cure any noncompliance thereof; and
•the other factors discussed in Item 1A, “Risk Factors” of Local Bounti’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025 and any updates to those factors set forth in Local Bounti’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment.
New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus speak only as of the date of this prospectus. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”
Unless the context otherwise indicates, references in this prospectus to “Local Bounti,” the “Company,” “we,” “our,” and “us” refer, collectively, to Local Bounti Corporation and its consolidated subsidiaries.
Overview
Local Bounti is a controlled environment agriculture (“CEA”) company that produces sustainably grown produce, focused primarily on living lettuce, herbs, salad kits, and loose leaf lettuce. Founded in 2018, and headquartered in Hamilton, Montana, Local Bounti utilizes its patented Stack & Flow Technology® to grow healthy food sustainably and affordably. Our proprietary process is a hybrid growing approach, utilizing vertical farming in early plant growth, followed by greenhouse farming for final grow out. We designed our Stack & Flow Technology® to give our products exactly what they need at every step of their growth cycle. Our goal is to grow in an environmentally sustainable manner that not only increases harvest efficiency and enhances unit economics, but also limits water usage and reduces the carbon footprint of the production and distribution process. Controlling the environmental conditions in both the 'Stack' and 'Flow' components of our growing system helps to ensure healthy, nutritious, and consistent products that are non-genetically modified organisms (“non-GMO”). We use 90% less water, 90% less land, and significantly less pesticides and herbicides than traditional outdoor agriculture operations.
Our first facility in Hamilton, Montana commenced construction in 2019 and reached commercial operation by the second half of 2020. In 2022, we acquired California-based complementary greenhouse farming company Hollandia Produce Group, Inc. and its subsidiaries, which operated under the name Pete’s (the “Pete’s Acquisition”). Through the Pete’s Acquisition, we significantly increased our growing footprint to include two then-existing facilities in California and one under-construction facility in Georgia. The Georgia facility initially became operational in July 2022 and was significantly expanded in 2023. In 2024, we completed construction on two new facilities in Washington and Texas, bringing our total facility count to six.
We distribute our products to approximately 13,000 retail locations across 35 U.S. states, primarily through direct relationships with blue-chip retail customers, including Albertsons, Sam’s Club, Kroger, Target, Walmart, Whole Foods, Brookshire’s, H-E-B, Sprouts, and AmazonFresh. Our primary products include living butter lettuce – for which we are a leading provider with an approximate 80% share of the CEA market within the Western U.S. – as well as packaged leafy greens and cress. We recently introduced new Grab & Go Salads and additions to our baby leaf portfolio with several high-velocity offerings, including bok choy, arugula, and basil. In addition, we introduced 50/50 blend and power greens in the third quarter of 2024. We signed an offtake agreement with Sam's Club in October 2022 for our leafy greens production, initially from our Georgia facility and now including both our Georgia and Texas facilities. The offtake agreement provides for the sale of defined minimum quantities of leafy greens from our Georgia and Texas facilities and runs through September 2028.
We intend to continue to increase our production capacity and expand our reach to new markets, new geographies, and new customers through the building of new facilities, the expansion of existing facilities, or the acquisition of existing greenhouse facilities, which we would evaluate to update with our Stack & Flow Technology®. We conduct an ongoing build-versus-buy analysis whenever we decide to build a new facility or acquire an existing facility. We also continue to explore expanding our product offerings to new varieties of fresh greens, herbs, berries and other produce. Additionally, we evaluate commercial opportunities as part of these expansion efforts on an ongoing basis.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with the business combination contemplated by that certain Agreement and Plan of Merger, dated June 17, 2021, by and among Leo Holdings III Corp., Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC and Local Bounti, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated under the Securities Act, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Corporate Information
We were incorporated under the laws of the State of Delaware on November 19, 2021. The mailing address of our principal executive office is 490 Foley Lane, Hamilton, MT 59840, and the telephone number is (800) 640-4016.

THE OFFERING
This prospectus relates to the resale or other disposition from time to time by the selling stockholder identified in this prospectus of up to 5,352,902 Conversion Shares and 550,000 Warrant Shares. None of the shares registered hereby are being offered for sale by us.

Securities offered by the selling stockholder	Up to 5,902,902 shares of Common Stock consisting of: •5,352,902 Conversion Shares; and •550,000 Warrant Shares.

Common Stock currently outstanding	22,124,733 (as of September 30, 2025)

Common Stock outstanding after this offering	28,027,635 shares of Common Stock, assuming the conversion in full of the Convertible Note and the exercise in full of the Common Stock Purchase Warrant.

Use of proceeds	We will not receive any proceeds from the shares of Common Stock offered by the selling stockholder under this prospectus. See “Use of Proceeds.”

NYSE Stock Market Symbol	Our Common Stock is listed on NYSE under the symbol “LOCL.”

Risk Factors
Investing in our securities involves significant risks and uncertainties. You should read the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 22,124,733 shares of Common Stock issued and outstanding as of September 30, 2025 and, unless otherwise indicated, excludes:
•3,188,200 shares of Common Stock issuable upon the settlement of restricted stock units outstanding as of September 30, 2025;
•6,791,475 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted-average exercise price of $17.31 per share; and
•362,570 shares of Common Stock reserved for future issuance under our equity incentive plans as of September 30, 2025.

RISK FACTORS
Investing in our securities involves significant risks and uncertainties. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus, together with other information in this prospectus, and the documents incorporated by reference herein and therein. See “Where You Can Find Additional Information” and “Incorporation by Reference.”
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Common Stock offered by the selling stockholder under this prospectus. However, we will receive the proceeds of any cash exercise of the Common Stock Purchase Warrant. If the Common Stock Purchase Warrant were exercised for cash in full, we would receive aggregate proceeds of $68,750. We intend to use the net proceeds from any cash exercise of the Common Stock Purchase Warrant, together with existing cash and cash equivalents, primarily for working capital and general corporate purposes.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel, of the selling stockholder’s counsel and our independent registered public accounting firm.

PLAN OF DISTRIBUTION
The selling stockholder may offer and sell, from time to time, the Conversion Shares and the Warrant Shares. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its securities by one or more of, or a combination of, the following methods:
•through brokers, dealers or agents;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus that provide for periodic sales of its securities on the basis of parameters described in such trading plans;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•distribution to employees, members, limited partners or stockholders of a selling stockholder;
•broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•to or through underwriters or agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale, as described below; and
•any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.
The selling stockholder may set the price or prices of their securities at:
•fixed prices;
•varying prices determined at the time of sale;

•market prices prevailing at the time of any sale under this registration statement;
•prices related to market prices; or
•negotiated prices.
In connection with distributions of the securities or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the securities short and redeliver the securities to close out such short positions.
The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder may elect to make an in-kind distribution of Common Stock to their members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.
The selling stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. In addition, the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer their economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholder or one or more of their respective affiliates in the ordinary course of business for which they receive compensation.
If the selling stockholder is a broker-dealer or an affiliate of a broker-dealer, it may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, any profits derived by the selling stockholder on the sale of securities included in this prospectus and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to prospectus delivery requirements of the Securities Act. The selling stockholder may also be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
The description of our securities is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and the descriptions of the Convertible Note and the Common Stock Purchase Warrant are set forth below.
Convertible Note
The Convertible Note was issued in the Private Placement on August 1, 2025 and has an initial principal balance of $10.0 million.
Maturity and Interest
The Convertible Note has a term of five (5) years and bears interest at a rate of 6.0% per year, commencing on the date of the initial issuance of the Convertible Note (the “Issuance Date”). Interest will accrue semi-annually on each June 30 and December 31, commencing December 31, 2025 (each, a “PIK Interest Payment Due Date”), and will be payable semi-annually in arrears on each PIK Interest Payment Due Date by automatically increasing the principal amount of the Convertible Note by the amount of such interest (with such increased amount thereafter accruing interest as well) on each PIK Interest Payment Due Date (“PIK Interest”).
From time to time after the third anniversary of the Issuance Date, interest may be payable quarterly in arrears in cash on each March 31, June 30, September 30 and December 31, commencing December 31, 2028 (each, a “Cash Interest Payment Due Date”), in each case, in an amount equal to interest accrued during the quarter ending on such Cash Interest Payment Due Date, so long as certain conditions are met as set forth in the Convertible Note.
Conversion
During the term of the Convertible Note, the Convertible Note will be convertible into shares of Common Stock from time to time at the option of the holder, upon delivery on one or more occasions of a written notice to the Company electing to convert all or any portion of Note Obligations Amount (as that term is defined in the Convertible Note). The initial conversion price of the Convertible Note is $2.50 per share of Common Stock (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, dividends or distributions, recapitalizations or similar transactions.
On the fourth anniversary of the Issuance Date, fifty percent (50%) of the Note Obligations Amount will be automatically converted into shares of Common Stock at the Conversion Price. The remaining fifty percent (50%) of the Note Obligations Amount will be automatically converted into shares of Common Stock at the Conversion Price on the maturity date of the Convertible Note. Notwithstanding the foregoing, however, fifty percent (50%) of the Note Obligations Amount may be payable in cash on the fourth anniversary of the Issuance Date, with the remaining fifty percent (50%) of the Note Obligations Amount repaid in cash on the maturity date of the Convertible Note, so long as certain conditions are met as set forth in the Convertible Note.
Conversion of the full initial principal amount of the Convertible Note would result in the issuance of 4,000,000 shares of Common Stock if converted at $2.50 per share, which amount is subject to increase by any PIK Interest that is added to the outstanding principal under the terms of the Convertible Note.
Transferability
Subject to applicable laws and the exceptions set forth in the Convertible Note, the Convertible Note may not be directly or indirectly offered, sold, assigned or transferred by the holder without the prior written consent of the Company.

Fundamental Transactions
In the event of any fundamental transaction, as described in Convertible Note and generally including a sale of all or substantially all of our assets or a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the holder may elect to either (i) convert the Note Obligations Amount into shares of Common Stock at the Conversion Price in accordance with the terms of the Convertible Note or (ii) if the Senior Obligations (as defined in the Convertible Note) have not yet been paid in full, subject to the prior written consent of the Senior Creditor (as defined the Convertible Note) in its sole discretion, require the Company to repurchase all or any part of the Convertible Note pursuant to an offer as provided in the Convertible Note at an offer price in cash equal to the Note Obligations Amount as of the date on which the Convertible Note shall be converted or repurchased in connection with such fundamental transaction.
Exchange Listing
There is no established trading market for the Convertible Note, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Convertible Note on any national securities exchange or other trading market.
Rights as a Stockholder
Except as otherwise provided in the Convertible Note or by virtue of such holder’s ownership of our Common Stock, the holder of the Convertible Note will not have the rights or privileges of a holder of our Common Stock, including any voting rights, except with respect to the Conversion Shares.
Resale Registration Rights
We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, the Conversion Shares to satisfy our obligations in connection with the Private Placement under the Purchase Agreement and pursuant to the Investor Rights Agreement. We will use commercially reasonable efforts to keep the registration statement effective at all times until the selling securityholder no longer owns the Convertible Note or shares issuable upon exercise thereof.
Common Stock Purchase Warrant
The Common Stock Purchase Warrant was issued in the Private Placement on August 1, 2025 and represents the rights to purchase up to an aggregate of 550,000 shares of Common Stock.
Duration and Exercise Price
The Common Stock Purchase Warrant became exercisable immediately following issuance and has a term of ten (10) years from the initial exercise date. The exercise price per share of Common Stock under the Common Stock Purchase Warrant is $0.125. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.
Exercisability
The Common Stock Purchase Warrant will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of Common Stock will be issued in connection with the exercise of the Common Stock Purchase Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise
If, at the time a holder exercises the Common Stock Purchase Warrant, a registration statement registering the issuance of the Warrant Shares under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Stock Purchase Warrant.
Transferability
Subject to applicable laws, the Common Stock Purchase Warrant may be transferred at the option of the holder upon surrender of the Common Stock Purchase Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fundamental Transactions
In the event of any fundamental transaction, as described in the Common Stock Purchase Warrant and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of the Common Stock Purchase Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Common Stock Purchase Warrant is exercisable immediately prior to such event.
Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Common Stock Purchase Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in the Common Stock Purchase Warrant) of the remaining unexercised portion of the Common Stock Purchase Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Stock Purchase Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.
Exchange Listing
There is no established trading market for the Common Stock Purchase Warrant, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Stock Purchase Warrant on any national securities exchange or other trading market.
Rights as a Stockholder
Except as otherwise provided in the Common Stock Purchase Warrant or by virtue of such holder’s ownership of our Common Stock, the holder of the Common Stock Purchase Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Common Stock Purchase Warrant.
Resale Registration Rights
We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, the Warrant Shares to satisfy our obligations in connection with the Private Placement under the Purchase Agreement and pursuant to the Investor Rights Agreement. We will use commercially reasonable efforts to keep the registration statement effective at all times until the selling securityholder no longer owns the Common Stock Purchase Warrant or shares issuable upon exercise thereof.

SELLING STOCKHOLDER
This prospectus relates to the resale by the selling stockholder from time to time of up to 5,352,902 Conversion Shares and up to 550,000 Warrant Shares. The selling stockholder may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus.
The selling stockholder acquired the Convertible Note and the Common Stock Purchase Warrant in the Private Placement, which was completed on August 1, 2025.
The following table and the accompanying footnotes set forth information relating to the selling stockholder as of November 10, 2025. For purposes of this table, we have assumed that (i) the selling stockholder will have sold all of the securities covered by this prospectus upon the completion of the offering and (ii) the selling stockholder will not acquire beneficial ownership of any additional securities during the offering.
We cannot advise you as to whether the selling stockholder will in fact sell any or all of such securities. In particular, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. The selling stockholder may sell or otherwise transfer all, some or none of such shares in this offering.
Please see the section entitled “Plan of Distribution” for further information regarding the selling stockholder’s method of distributing these securities.
Beneficial ownership of the selling stockholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 22,271,082 shares of Common Stock outstanding as of November 10, 2025. Except as indicated by the footnote below, we believe, based on the information furnished to us, that the selling stockholder has sole voting and investment power with respect to all shares of Common Stock that it beneficially owns, subject to applicable community property laws.
Except as otherwise described below, based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer. Charles R. Schwab, the beneficial owner of securities held by the selling stockholder, may be deemed an affiliate of The Charles Schwab Corporation. Subsidiaries and affiliates of The Charles Schwab Corporation include a broker-dealer registered with the Financial Industry Regulatory Authority.
As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed in the table below and any of its transferees, pledgees, distributees, donees and successors.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Percent Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
U.S. Bounti, LLC(1)	17,898,965	80.37%	5,902,902	11,996,063	53.86%
_________________
(1)Interests include (i) 11,996,063 shares of Common Stock, (ii) 5,352,902 Conversion Shares and (iii) 550,000 Warrant Shares held by U.S. Bounti, LLC, of which Charles R. Schwab is the manager and for which he has sole voting and dispositive power. The address for U.S. Bounti, LLC is P.O. Box 2226, Palm Beach, FL 33480.

LEGAL MATTERS
The validity of the securities offered hereby have been passed upon for us by Orrick, Herrington & Sutcliffe LLP.
EXPERTS
The consolidated financial statements of Local Bounti as of and for the year ended December 31, 2024, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://localbounti.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;
•Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;
•Our Current Reports on Form 8-K filed on March 31, 2025, June 16, 2025, August 4, 2025 and October 17, 2025; and
•The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 25, 2021, as updated by the description of our Common Stock included in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.
Requests for such information should be directed to our Corporate Secretary at the address below:
Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840
Attention: General Counsel and Corporate Secretary
Telephone: (800) 640-4016
Please include your contact information with the request.

LOCAL BOUNTI CORPORATION
Up to 5,352,902 Shares of Common Stock
Issuable Upon Conversion of the Convertible Note and
Up to 550,000 Shares of Common Stock
Issuable Upon Exercise of the Common Stock Purchase Warrant
PROSPECTUS
 December 8, 2025